Exhibit 10.2

AMENDMENT TO THE

GENOMIC HEALTH, INC.

2005 STOCK INCENTIVE PLAN

This Amendment amends the Genomic Health, Inc. 2005 Stock Incentive Plan, as amended and restated on January 28, 2009 (the “Plan”).

The Plan is hereby amended effective July 25, 2013, as follows:

The first sentence of Section 4(b)(i) of the Plan is amended by replacing “16,500” with “20,000” where it appears therein.

The first sentence of Section 4(b)(ii) of the Plan is amended by replacing “8,250” with “10,000” where it appears therein.

To record the adoption of this Amendment by the Board of Directors of Genomic Health, Inc. (the “Company”) on July 25, 2013, the Company has caused its authorized officer to execute the same.

GENOMIC HEALTH, INC.

By:	/s/ Kimberly J. Popovits

Name:	Kimberly J. Popovits

Title:	President and Chief Executive Officer